                                                                    EXHIBIT 10.1




                             NOTE PURCHASE AGREEMENT




                           dated as of August 1, 2003




                                 by and between




                           CROWN MEDIA HOLDINGS, INC.,




                                       and




                                  HC CROWN CORP

                                TABLE OF CONTENTS

                                                                                                      PAGE
1.    DEFINITIONS........................................................................................1

2.    PURCHASE OF NOTE..................................................................................10

3.    HCC REPRESENTATIONS AND WARRANTIES................................................................11
       3.1     Existence; Authorization; Legal Proceedings..............................................11
       3.2     Investment Intention.....................................................................11
       3.3     Accredited Investor......................................................................12
       3.4     Restricted Securities....................................................................12

4.    COMPANY REPRESENTATIONS AND WARRANTIES............................................................12
       4.1     Corporate Existence; Compliance with Law.................................................12
       4.2     Authorization; Legal Proceedings.........................................................12
       4.3     Securities Laws..........................................................................13
       4.4     SEC Documents; Financial Statements......................................................13
       4.5     Investment Company.......................................................................14
       4.6     Existing Indebtedness....................................................................14

5.    COMPANY COVENANTS.................................................................................14
       5.1     Limitations on Indebtedness..............................................................14
       5.2     Restricted Payments......................................................................15
       5.3     Merge, Consolidate, Etc. ................................................................15
       5.4     Liens....................................................................................16
       5.5     Sale and Leaseback.......................................................................18

6.    CLOSING...........................................................................................18
       6.1     The Closing..............................................................................18
       6.2     Company Deliveries.......................................................................18
       6.3     HCC Deliveries...........................................................................18

7.    CONDITIONS TO OBLIGATION TO CLOSE.................................................................19
       7.1     Conditions to HCC's Obligation to Close..................................................19
       7.2     Conditions to the Company's Obligation to Close..........................................19

8.    EVENT OF DEFAULT..................................................................................19

9.    TERMINATION.......................................................................................21
       9.1     Termination..............................................................................21

10.   MISCELLANEOUS.....................................................................................21
       10.1    Successors and Assigns...................................................................21
       10.2    Amendments; Etc. ........................................................................21
       10.3    Entire Agreement.........................................................................21

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                      PAGE
       10.4    Severability.............................................................................21
       10.5    Governing Law............................................................................21
       10.6    Waiver of Jury Trial.....................................................................22
       10.7    Notices..................................................................................22
       10.8    Section and Other Headings...............................................................22
       10.9    Counterparts.............................................................................22
       10.10   Publicity................................................................................22
       10.11   Tax Treatment and Tax Structure..........................................................23

      EXHIBIT A........................................................................................A-1

                             NOTE PURCHASE AGREEMENT

                  NOTE PURCHASE AGREEMENT, dated as of August 1, 2003, by and between Crown Media Holdings, Inc., a Delaware corporation (the "Company") and HC Crown Corp, a Delaware corporation ("HCC").

                                   WITNESSETH:

                  WHEREAS, the Company has agreed to issue and sell to HCC, and HCC has agreed to purchase from the Company, upon the terms and conditions hereinafter provided, a senior unsecured discount note having the terms described herein and in the form of note attached as Exhibit A (the "Note"); and

                  WHEREAS, the Company has agreed to use a portion of the proceeds of the Note to consummate the transactions contemplated by the Securities Purchase Agreement, dated as of July 18, 2003, by and among the Company and the Investors named therein (the "Securities Purchase Agreement");

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.       DEFINITIONS

                  "Acceptance Notice" has the meaning set forth in Section
2.2(d).

                  "Accreted Value" has the meaning set forth in the Note.

                  "Actions" means all complaints, actions, suits, proceedings or investigations.

                  "Adverse Consequences" means all claims, judgments, damages, penalties, fines, costs, losses, liabilities or other monetary obligations (including all reasonable attorney and expert fees incurred to enforce the terms of this Agreement), net of any recovery from any third party including, without limitation, insurance proceeds.

                  "Affiliate" has the meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

                  "Agreement" means this Note Purchase Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits and schedules hereto or thereto, and shall refer to such agreement as the same may be in effect at the time such reference becomes operative.

                  "Authorization" means any permits, licenses, consents, exemptions, franchises, authorizations or other approvals.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

                  (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or mandatory redemption, sinking fund or similar payment with respect to such Indebtedness multiplied by the amount of such payment, by

                  (ii)     the sum of all such payments.

                  "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof acting within the scope of such authorization.

                  "Business Day" means any day other than a day on which Federal and State banking institutions in The Borough of Manhattan, the City of New York are authorized or obligated by law, executive order or regulation to close.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Closing" has the meaning set forth in Section 6.1.

                  "Closing Date" has the meaning set forth in Section 6.1.

                  "Company" has the meaning set forth in the first paragraph of this Agreement.

                  "Company SEC Documents" has the meaning specified in Section 4.4.

                  "Credit Agreement" has the meaning set forth in Section 4.2.

                  "Default" means any event, act or condition which is, or after notice or passage of time, or both, would constitute an Event of Default.

                  "Default Rate" has the meaning set forth in Section 2.2.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (ii) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (iii) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Maturity Date of the Note; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Maturity Date of the Note shall not constitute Disqualified Stock if:

                           (a)      the "change of control" provisions
                                    applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Note under this Agreement or otherwise; and

                           (b) any such requirement only becomes operative after compliance in full with such terms applicable to the Note, including the purchase of any Note tendered pursuant thereto.

                  "Event of Default" has the meaning set forth in Section 8.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time or any successor statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  "GAAP" means generally accepted accounting principles, as in effect in the United States on the Closing Date.

                  "Hallmark" means Hallmark Cards, Incorporated, a Missouri corporation.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate agreement or currency agreement, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 90 days) arising in the ordinary course of business);

                  (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

                  (iii) obligations of such Person under Capital Lease Obligations;

                  (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation;

                  (v) obligations of such Person under synthetic leases or financing leases (but not operating leases);

                  (vi) obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person, or with respect to any Preferred Stock of any Subsidiary of such Person not held directly or indirectly by such Person, the principal amount of such Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vii) to the extent not otherwise included in this definition, Hedging Obligations;

                  (viii)   obligations under the Note; and

                  (ix) indebtedness of others of the type described in clauses (i) through (viii) above which such Person has (a) directly or indirectly assumed or guaranteed in connection with a guarantee or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (ix) for purposes of this Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person and the fair market value of the assets of such Person which secure such other indebtedness).

                  Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term "Indebtedness" shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

                  "Law" means any law, statute, regulation, rule, ordinance, requirement or other binding action or requirement of any governmental, regulatory or administrative body, agency or authority or any court of judicial authority.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Material Adverse Effect" means any change, occurrence or effect that is materially adverse to the business, prospects, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or materially impairs the ability of the Company or, to the extent relevant, any Subsidiary to perform its respective obligations under this Agreement or the Note.
                  "Maturity Date" means the date on which the Note matures and on which the Accreted Value shall be due and payable together with all accrued and unpaid interest thereon.

                  "Note" has the meaning set forth in the recitals to this Agreement.

                  "Obligations" means the obligation of the Company to make due and punctual payment of Accreted Value of and interest on the Note and all other monetary obligations of the Company to HCC under the Note and this Agreement.

                  "Order" means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by any governmental, regulatory or administrative body, agency or authority or any court or judicial authority.

                  "Permitted Holders" means HCC and its Affiliates.

                  "Permitted Investment" means an Investment by the Company or any of its Subsidiaries in:

                  (i) the Company, a wholly owned Subsidiary of the Company, or a Person that will, upon the making of such Investment, become a wholly owned Subsidiary of the Company;

                  (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a wholly owned Subsidiary of the Company;

                  (iii)    cash and Temporary Cash Investments;

                  (iv) receivables owing to the Company or any wholly owned Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such wholly owned Subsidiary deems reasonable under the circumstances;

                  (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or a wholly owned Subsidiary of the Company;

                  (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any wholly owned Subsidiary of the Company or in satisfaction of judgments;

                  (viii) any Investment acquired by the Company or any of its Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any wholly owned Subsidiary of the Company in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or other transfer of title with respect to any secured Investment in default;

                  (ix) an Investment acquired by the Company or any of its Subsidiaries as consideration in a single, one-time strategic transaction involving the sale, lease, transfer, merger, consolidation or other disposition (or series of related sales, leases, transfers, mergers or consolidations or dispositions) by the Company or any of its Subsidiaries of a significant portion of the business of the Company or any such Subsidiary, which Investment relates to a business in which the Company or any of its Subsidiaries was engaged on the Closing Date;

                  (x) any Investment in existence on the Closing Date (and with respect to Indebtedness, Refinancing Indebtedness in respect thereof); and

                  (xi) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made), when taken together with all other Investments made pursuant to this clause (xi) since the Closing Date, not to exceed $10.0 million.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Product" has the meaning set forth in Section 5.4.

                  "Purchase Price" has the meaning set forth in Section 2.1.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that refinances any Indebtedness of any Person existing on the Closing Date or incurred in compliance with this Agreement, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

                  (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

                  (iii) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued and unpaid interest, fees and expenses and defeasance costs) under the Indebtedness being Refinanced; and

                  (iv) to the extent that the Indebtedness being Refinanced constitutes Subordinated Obligations, such Refinancing Indebtedness shall also constitute Subordinated Obligations;

provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary of a Person that Refinances Indebtedness of such Person.

                  "Required Authorization" has the meaning set forth in Section 4.2.

                  "Restricted Payment" with respect to any Person means:

                  (i) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Subsidiary held by any Affiliate of the Company (other than a Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations (A) purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition or (B) from Permitted Holders or (C) with the proceeds of Refinancing Indebtedness incurred for such purpose to the extent permitted by Section 5.1); or

                  (iii) the making of any Investment (other than any Permitted Investment) in any Person.

                  "SEC" means the U.S. Securities and Exchange Commission, or any successor thereto.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time or any successor statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  "Securities Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter incurred) which is subordinate or junior in right of payment to the Note pursuant to a written agreement, executed by the Person to whom such Indebtedness is owed, to that effect.

                  "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture, limited liability company, limited liability partnership or similar entity, at least a majority of whose outstanding voting partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

                  "Temporary Cash Investments" means any of the following:

                  (i) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition,

                  (ii) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with any commercial bank organized under the laws of the United States or a state thereof having a short-term deposit rating at the time of acquisition of at least A-2 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.,

                  (iii) commercial paper issued by a corporation with a rating at the time of acquisition of A-1 or A-2 or the equivalent thereof by Standard & Poor's Ratings Services or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition,

                  (iv) repurchase agreements and reverse repurchase agreements with any bank meeting the requirements set forth in clause (ii) above relating to marketable direct obligations issued or unconditionally backed by the full faith and credit of the United States, in each case maturing within one year from the date thereof, and

                  (v) marketable direct obligations issued by any state of the United States or any agency or instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including any schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. The words "includes" or "including" and other words of similar import means "including, without limitation," unless the context expressly otherwise requires.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference to a party hereto shall include the successors and assigns of such party.

2.       PURCHASE OF NOTE

                  2.1 Purchase of Note. Subject to the terms and conditions set forth herein, HCC agrees to purchase from the Company, and the Company agrees to issue and sell to HCC, on the Closing Date, the Note, in the form attached as and containing the terms set forth in Exhibit A hereto, for a purchase price of $400,000,000 (the "Purchase Price").

                  2.2 Terms of the Note.

                      (a) Accreted Value, Maturity and Interest. Upon issuance on the Closing Date, the initial Accreted Value of the Note shall be $400,000,000. Subject to Article 8, the Maturity Date of the Note shall be the eighth anniversary of the Closing Date. The Note will accrete at a rate of 10.25% per annum, compounded semi-annually, from and including the Closing Date to and excluding the fourth anniversary of the Closing Date, to an Accreted Value on the fourth anniversary of the Closing Date of $596,634,087. Cash interest on the Accreted Value of the Note will accrue at the rate of 10.25% per annum from and including the fourth anniversary of the Closing Date to and including the Maturity Date, and will be paid by the Company to HCC semiannually in arrears commencing in 2008. Notwithstanding anything to the contrary herein, upon the occurrence of and during the continuation of an Event of Default, the Note will accrete or cash interest will accrue, as applicable, at the rate of 12.25% per annum (the "Default Rate"). Interest will be computed on the basis of a 360-day year of twelve 30-day months. On the Maturity Date, the Company shall pay to HCC the Accreted Value of the Note, plus all accrued and unpaid interest thereon.

                      (b) Optional Redemption. The Company may not redeem the Note prior to the first anniversary of the Closing Date. From and after the first anniversary of the Closing Date, the Company may redeem all or any part of the Note upon not less than 30 nor more than 60 days' notice, at a price equal to 100% of the Accreted Value of the portion of the Note redeemed, plus accrued and unpaid interest, if any, thereon, to the applicable redemption date.

                      (c) Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Note.

                      (d) Other Terms. The Note shall have such other terms as are set forth in the form of Note, which is attached as Exhibit A hereto.

3.       HCC REPRESENTATIONS AND WARRANTIES

                  HCC makes the following representations and warranties to the
Company:

                  3.1 Existence; Authorization; Legal Proceedings. HCC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The execution, delivery and performance by HCC of this Agreement, and the consummation of the transactions contemplated hereby: (i) are within HCC's corporate power; (ii) have been duly authorized by all necessary corporate action on the part of HCC and, assuming the due authorization, execution and delivery by the Company, constitute the legal, valid and binding obligation of HCC, enforceable against it in accordance with its terms; (iii) are not in contravention of any provision of HCC's certificate of incorporation or by-laws; (iv) will not result in the breach of or constitute a default under any material contract, lease, license, franchise, permit, indenture, mortgage, deed of trust, note, agreement or other instrument to which HCC is a party or by which it is bound; and (v) will not violate any Law or Order applicable to or bearing upon HCC or its assets or businesses, except in the case of clauses (iv) and (v) for such breaches, defaults or violations that could not reasonably be expected to have a material adverse effect on the legal ability of HCC to consummate the transactions contemplated by this Agreement. HCC is not required to obtain any Authorization from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement which it has not already obtained. There are no legal or governmental proceedings pending, or to the best knowledge of HCC, threatened against HCC that would have the effect of preventing or delaying HCC from executing and delivering this Agreement or consummating any of the transactions contemplated by this Agreement.

                  3.2 Investment Intention. HCC is purchasing the Note pursuant to this Agreement for its own account, for investment purposes and not with a present view to the distribution thereof in violation of the Securities Act. HCC confirms that the Company has made available to HCC and its representatives and agents the opportunity to ask questions of the officers and management employees of the Company and to acquire such additional information about the business and financial condition of the Company as HCC has requested.

                  3.3 Accredited Investor. HCC is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment for the foreseeable future.

                  3.4 Restricted Securities. HCC understands that the Note to be purchased by it pursuant to this Agreement is characterized as a "restricted security" under the Securities Act inasmuch as it is being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act such security may be resold without registration under the Securities Act only in certain limited circumstances.

4.       COMPANY REPRESENTATIONS AND WARRANTIES

                  The Company makes the following representations and warranties to HCC:

                  4.1 Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries has been duly organized, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of organization and has the requisite corporate or other similar power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties except where the failure to have such power and authority, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and each of the Company and its Subsidiaries is duly qualified and is in good standing as a foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.2 Authorization; Legal Proceedings. The execution, delivery and performance by the Company of this Agreement and the Note, and the consummation of the transactions contemplated hereby and thereby: (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary corporate action on the part of the Company, including the approval of a majority of the members of the Board of Directors of the Company that are not nominated by any Affiliate of Hallmark Entertainment Holdings, Inc. or Hallmark Entertainment Investments Co., and, assuming the due authorization, execution and delivery by HCC, constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms; (iii) are not in contravention of any provision of the Company's certificate of incorporation or by-laws; (iv) will not result in the breach of or constitute a default under any material contract, lease, license, franchise, permit, indenture, mortgage, deed of trust, note, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound; and
(v) will not violate or conflict with Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, or any other Law or Order applicable to or bearing upon the Company, its Subsidiaries or its or their assets or businesses, except in the case of clauses (iv) and (v) for such breaches, defaults or violations that could not reasonably be expected to have a Material Adverse Effect. The Company is not required to obtain any Authorization from any Person in connection with the execution, delivery and performance of this Agreement or the Note or the consummation of the transactions contemplated hereby or thereby which it has not already obtained, other than pursuant to (A) the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 among the Company, its subsidiaries named therein and the Chase Manhattan Bank, as agent, as amended (the "Credit Agreement"), (the "Required Authorization") and (B) the terms of the units issued by the Company and Crown Media Trust on December 17, 2001. There are no legal or governmental proceedings pending, or to the best knowledge of the Company, threatened against the Company that would have the effect of preventing or delaying the Company from executing and delivering this Agreement or consummating any of the transactions contemplated by this Agreement.

                  4.3 Securities Laws. The offer, issuance, sale and delivery of the Note contemplated by this Agreement is exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or will take any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Note contemplated by this Agreement under the Securities Act and the rules and regulations of the SEC thereunder) which would subject the offering, issuance or sale of the Note contemplated by this Agreement to the registration requirements of Section 5 of the Securities Act.

                  4.4 SEC Documents; Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 2002 and prior to the date hereof (as such documents have been amended or supplemented prior to the date hereof, the "Company SEC Documents"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the Company SEC Documents, as of their respective dates, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to the lack of footnote disclosure and normal, year-end audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                  4.5 Investment Company. The Company is not and, after giving effect to the offering and sale of the Note and the application of the proceeds thereof, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  4.6 Existing Indebtedness. Except for waivers of payment defaults with respect to amounts owed to Hallmark or its Subsidiaries, neither the Company nor any of its consolidated Subsidiaries is in default and no waiver of any default is currently in effect, in the payment of any principal, premium, if any, or interest on, any Indebtedness of the Company or such consolidated Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any of its consolidated Subsidiaries that with notice or the lapse of time, or both, would permit one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

5.       COMPANY COVENANTS

                  From the Closing Date until the first date on which no amounts remain outstanding under the Note, the Company agrees that unless HCC shall otherwise consent in writing, it will not, directly or indirectly, and will not allow any of its Subsidiaries, directly or indirectly, to:

                  5.1 Limitations on Indebtedness. Incur, create, assume or suffer to exist any Indebtedness other than:

                      (a) the Indebtedness represented by the Credit Agreement and the obligations related thereto, including any Refinancing, substitution or replacement of such credit facility, whether or not any Indebtedness is then outstanding under such credit facility; provided, however that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and outstanding at any time shall not exceed $340,000,000;

                      (b) ordinary trade payables which are not yet due and payable and are not the result of a transaction which is essentially the borrowing of money;

                      (c) Indebtedness owed to and held by the Company or a Subsidiary thereof; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock which results in any such Subsidiary ceasing to be a Subsidiary of the Company or any subsequent transfer of such Indebtedness (other than to the Company or a Subsidiary thereof) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon and (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Note;

                      (d) Indebtedness existing as of the Closing Date (other than Indebtedness under clause (a) or (e));

                      (e) the Note;

                      (f) Preferred Stock (other than Disqualified Stock) to the extent classified as "indebtedness" under GAAP;

                      (g) Hedging Obligations;

                      (h) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (c), (d), (e) or this clause (h);

                      (i) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Subsidiary thereof in the ordinary course of business;

                      (j) Indebtedness owed to and held by Hallmark or its Subsidiaries;

                      (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its incurrence;

                      (l) Indebtedness of the Company, including Indebtedness in respect of secured purchase money financings (including Capital Lease Obligations), in an aggregate principal amount which, when taken together with all other Indebtedness of the Company outstanding on the date of such incurrence (other than Indebtedness permitted by clauses (a) through (k) above) does not exceed $10 million; and

                      (m) guarantees by the Company and its Subsidiaries of Indebtedness permitted by clause (a) above.

                  5.2 Restricted Payments. Make a Restricted Payment.

                  5.3 Merge, Consolidate, Etc.

                      (a) Consolidate, amalgamate, merge with or into, or be replaced by any other Person (other than a Subsidiary of the Company or a Person who thereupon becomes a Subsidiary of the Company), and shall not convey, transfer, lease or otherwise dispose of its properties and assets as an entirety, or substantially as an entirety, to any Person (other than a Subsidiary of the Company or a Person who thereupon becomes a Subsidiary of the Company or its successor or successors) unless:

                      (i) in the event the Company consolidates, amalgamates or merges with or into another Person (whether or not affiliated with the Company) or conveys, transfers, leases or otherwise disposes of its properties and assets as an entirety, or substantially as an entirety to any Person (other than a Subsidiary of the Company), the successor Person is a corporation organized under the laws of the United States or any state thereof or the District of Columbia, and such successor corporation expressly assumes the Company's obligations under this Agreement and the Note;

                      (ii) immediately after giving effect thereto, no Event of Default under this Agreement, and no event which, after notice or lapse of time or both, would become an Event of Default under this Agreement, shall have occurred and be continuing; and

                      (iii) the Company has delivered to HCC an officer's certificate and an opinion of counsel (which counsel may be an employee of the Company) each stating that such consolidation, merger, continuance, conveyance, transfer or lease complies with this
           Section 5.3 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                      (b) In case of any such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition involving the Company in accordance with Section 5.3(a) and upon the assumption by the successor corporation, by an amendment to this Agreement executed and delivered to HCC and satisfactory in form to HCC, of, (x) the due and punctual payment of the Accreted Value and interest on, the Note, and (y) the due and punctual performance of all of the covenants and conditions of this Agreement and the Note to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company herein or therein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Agreement and the Note.

                      (c) In case of any such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition such changes in phraseology and form (but not in substance) may be made in the Note thereafter to be issued as may be appropriate.

                      (d) Notwithstanding anything to the contrary in this
Section 5.3, any Subsidiary of the Company may consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer, lease or otherwise dispose of its properties and assets as an entirety, or substantially as an entirety to, the Company or any its Subsidiaries or a Person who thereupon becomes a Subsidiary of the Company.

                  5.4 Liens. Create, incur, assume or suffer to exist any Lien of any kind upon any asset the Company or any of its Subsidiaries owned on the Closing Date or thereafter acquired, except:

                      (a) with regard to all motion pictures, films or other programs produced for television release or for release in any other medium, shown on network, free, cable, pay and/or other television medium ("Product"), Liens pursuant to written security agreements (in form and substance reasonably acceptable to HCC) in favor of guilds as required pursuant to terms of collective bargaining agreements;

                      (b) deposits under workers' compensation, unemployment insurance and Social Security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business (other than completion bonds);

                      (c) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings;

                      (d) Liens customarily granted or incurred in the ordinary course of business to secure payment for services rendered by laboratories and production houses and suppliers of materials and equipment;

                      (e) mechanic's liens and Liens in connection with secured purchase money financings (including Capital Lease Obligations);

                      (f) possessory Liens other than on Product or physical properties of Product (other than of laboratories and production houses) which
(a) occur in the ordinary course of business, (b) secure normal trade debt which is not yet due and payable, (c) do not secure Indebtedness for borrowed money and (d) do not defer payment terms beyond 180 days;

                      (g) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (a) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (b) in any event shall be promptly fully bonded or otherwise effectively stayed);

                      (h) Liens arising from zoning restrictions or easements;

                      (i) Liens existing as of the date of this Agreement; provided, however, that, without the consent of HCC, any Indebtedness secured by any such Lien may not be increased, extended or renewed (other than in connection with Refinancing Indebtedness permitted hereunder) and such Lien may not extend to any other property of the Company or any of its Subsidiaries;

                      (j) interests of lessees and licensees in property owned by the Company or any Subsidiary where such interests are created in the ordinary course of their respective leasing and licensing activities and are not created directly or indirectly in connection with the borrowing of money or the securing of Indebtedness by any Company or any Subsidiary;

                      (k) Liens in favor of customs and revenue authorities arising as a matter of law or regulation to secure the payment of customs duties in connection with the importation of goods and deposits made to secure statutory obligations in the form of excise taxes;

                      (l) statutory Liens of depository or collecting banks on items in collection and any accompanying documents or the proceeds thereof;

                      (m) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                      (n) statutory and contractual landlords Liens securing amounts which are not delinquent beyond any applicable grace period or which are being contested in good faith; and

                      (o) Liens securing Indebtedness permitted by Section 5.1(a) or 5.1(l);

unless the Note is secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                  5.5 Sale and Leaseback. Enter into any sale and leaseback transaction; provided that the Company or any Subsidiary thereof may enter into a sale and leaseback transaction if the net cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an officer's certificate delivered to HCC, of the property that is the subject of that sale and leaseback transaction.

                  5.6 Use of Proceeds The Company shall use the proceeds from the issuance and sale of the Note (a) to consummate the transactions contemplated by the Securities Purchase Agreement, (b) to prepay a portion of the outstanding Indebtedness under the Credit Agreement, (c) to pay the $3 million fee referred to in Section 7.1(e) and (d) for other general corporate purposes.

6.       CLOSING

                  6.1 The Closing. Subject to Article 7, the closing of the purchase and sale of the Note (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019 (or at a different location agreed upon by each of the parties hereto) on August 6, 2003, or on an earlier date agreed upon by each of the parties hereto (the "Closing Date").

                  6.2 Company Deliveries. At the Closing, the Company shall deliver to HCC the Note, duly executed by the Company.

                  6.3 HCC Deliveries. At the Closing, HCC shall pay to the Company, in cash by wire transfer of immediately available funds to an account specified by the Company at least two Business Days prior to the Closing Date, an amount equal to the Purchase Price.

7.       CONDITIONS TO OBLIGATION TO CLOSE

                  7.1 Conditions to HCC's Obligation to Close. HCC's obligation to purchase the Note is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by HCC, in whole or in part):

                      (a) Each of the representations and warranties of the Company in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                      (b) The Company shall have received the Required Authorization.

                      (c) The Company must have delivered the executed Note required to be delivered by the Company pursuant to Section 6.2.

                      (d) All of the conditions to closing the Securities Purchase Agreement shall have been satisfied or duly waived (assuming the issuance and sale of the Note shall have occurred).

                      (e) Simultaneously with the event described below under
Section 7.2(c), the Company shall have paid a fee of $3,000,000 to HCC by wire transfer of immediately available funds to an account designated by HCC at least two business days prior to Closing.

                  7.2 Conditions to the Company's Obligation to Close. The Company's obligation to issue and sell the Note is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

                      (a) Each of the representations and warranties of HCC in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                      (b) The Company shall have received the Required Authorization.

                      (c) Simultaneously with the event described above under
Section 7.1(e), HCC must have made the cash payment required to be made by HCC pursuant to Section 6.3.

                      (d) All of the conditions to closing the Securities Purchase Agreement shall have been satisfied or duly waived (assuming the issuance and sale of the Note shall have occurred).

8.       EVENT OF DEFAULT

                  8.1 Whenever used herein with respect to the Note, "Event of Default" means any one or more of the following events that has occurred and is continuing:

                      (a) default shall be made in the payment of any Accreted Value or interest on the Note or other amounts payable by the Company hereunder, when and as the same shall become due and payable, and, in the case of payments of interest, such default shall continue unremedied for five days after receipt by the Company of an invoice therefor;

                      (b) default shall be made by the Company or any of its Subsidiaries in the due observance or performance of any covenant, condition or agreement contained in Article 5 of this Agreement;

                      (c) default shall be made with respect to any Indebtedness of the Company or any of its Subsidiaries in excess of $5,000,000 when due or the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured or waived within the period of grace with respect thereto;

                      (d) the Company or any of its Subsidiaries shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any such Person shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of such Person or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any such Person shall take any action to authorize any of the foregoing;

                      (e) any involuntary case, proceeding or other action against the Company or any of its Subsidiaries shall be commenced seeking to have an order for relief entered against it or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of such Person, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of 30 days; or

                      (f) any representation or warranty of the Company made in this Agreement shall be inaccurate in any material respect, as of the time when made.

                  8.2 If an Event of Default occurs and is continuing, HCC may declare the Accreted Value of and any accrued and unpaid interest on the Note and all other amounts payable hereunder or thereunder to be due and payable, whereupon the same shall become and be due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding. If an Event of Default under Sections 8.1(d) or 8.1(e) above occurs, the Note shall ipso facto become and be immediately due and payable in an amount equal to the Accreted Value plus any accrued and unpaid interest on the Note without any declaration or other act on the part of HCC.

9.       TERMINATION

                  9.1 Termination. This Agreement may, by written notice given prior to the Closing, be terminated by the Company or HCC if the Closing has not occurred on or before December 14, 2003, provided that the right to terminate this Agreement pursuant to this Section 9.1 shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to occur by such time. This Agreement may also be terminated by written consent of all the parties hereto.

10.      MISCELLANEOUS

                  10.1 Successors and Assigns. HCC may assign its rights and obligations under this Agreement to any Person; provided, however, that any such assignee shall agree in writing to be bound hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement.

                  10.2 Amendments; Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing making specific reference hereto and signed and delivered by each other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                  10.3 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties and supersede all prior agreements or understandings with respect to the subject matter thereof.

                  10.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  10.5 Governing Law. This Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America, and shall be construed as if drafted equally by the parties.

HCC and the Company agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or New York State courts located in the County of New York, State of New York. Service of process on HCC or the Company in any action arising out of or relating to this Agreement shall be effective if mailed to such party at the address listed or referenced in Section 10.7.

                  10.6 Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

                  10.7 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective (i) upon receipt if delivered personally,
(ii) upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier), and (iii) on the next Business Day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

                  If to the Company:

                  Crown Media Holdings, Inc.
                  6430 S. Fiddlers Green Circle
                  Greenwood Village, Colorado  80111
                  Attn:    Charles Stanford, Esq.
                  Fax:     (303) 221-3779

                  If to HCC:

                  HC Crown Corp
                  2501 McGee, P.O. Box 419126
                  Mail Drop #339
                  Kansas City, MO  64108
                  Attn:    General Counsel
                  Fax:     (816) 274-7171

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

                  10.8 Section and Other Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  10.10 Publicity. None of the parties shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, the Company may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as the Company may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law, subject, in any such case, to advance consultation with HCC.

                  10.11 Tax Treatment and Tax Structure. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prohibit the disclosure by any party to this Agreement to any and all persons, without limitation of any kind, of the "tax treatment" and "tax structure" (as defined in Treasury Regulations Section 1.6011-4(c)) of the transactions contemplated by this Agreement and all materials of any kind, including opinions or other tax analyses that are provided to it relating to such tax treatment and tax structure, other than to the extent nondisclosure of such information or materials is reasonably necessary in order to comply with applicable securities laws.

                     [Signatures Appear On Following Page.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            BORROWER:

                                            CROWN MEDIA HOLDINGS, INC.


                                            By:  /s/ WILLIAM J. ALIBER
                                                 -------------------------------
                                                 Name:  William Aliber
                                                 Title:  Chief Financial Officer


                                            LENDER:


                                            HC CROWN CORP


                                            By:  /s/ ROBERT J. DRUTEN
                                                 -------------------------------
                                                 Name:
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